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                                                   EXHIBIT 23.1







    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors
New Harvest Capital Corporation



  We hereby consent to incorporation by reference in Registration Statement Number 0-25824 on Form 10-KSB of our report dated August 6, 2004 on the balance sheet of New Harvest Capital Corporation as of April 30, 2004 and the related statements of operations, shareholders' equity and cash flows for each of the two years in the period ended April 30, 2004.



GOLDSTEIN GOLUB KESSLER LLP
New York, New York
August 13, 2004